FOR IMMEDIATE RELEASE

Contacts:	Jerry W. Nix, Vice Chairman and CFO – (770) 612-2048 Sidney G. Jones, Vice President-Investor Relations – (770) 818-4628

GENUINE PARTS COMPANY
REPORTS SALES AND EARNINGS
FOR THE THIRD QUARTER AND NINE MONTHS
ENDED SEPTEMBER 30, 2009

Atlanta, Georgia, October 16, 2009 — Genuine Parts Company (NYSE: GPC) reported sales and earnings for the third quarter and nine months ended September 30, 2009. Thomas C. Gallagher, Chairman, President and Chief Executive Officer, announced today that sales totaling $2.6 billion were down 10% compared to the third quarter of 2008. Net income for the quarter was $107.6 million, a decrease of 18% from $131.0 million recorded in the same period of the previous year. Earnings per share on a diluted basis were 67 cents, down 17% compared to 81 cents for the third quarter last year.

For the nine months ended September 30, 2009, sales totaled $7.6 billion, down 11% compared to the same period in 2008. Net income for the nine months was $300.4 million, a decrease of 23% from $387.6 million recorded in the previous year. Earnings per share on a diluted basis were $1.88, down 20% compared to $2.36 for the same period last year.

In review of the quarter, Mr. Gallagher commented, “The Automotive Group reported a 1% decrease in sales for the quarter, which is improved from the 7% and 5% sales declines reported for this group in the first and second quarters, respectively. S.P. Richards, our Office Products Group, was down 5% and this compares to a 7% sales decrease in the first quarter and a 6% decrease last quarter. Sales for the Industrial and Electrical Groups were down significantly, but they were consistent with their results for the second quarter, which we believe is a reflection of stabilizing conditions in the manufacturing segment of the economy. Motion Industries, our Industrial Group, had a 22% sales decrease in the quarter, and EIS, our Electrical Group, had a 30% decrease.”

Mr. Gallagher added, “The balance sheet at September 30, 2009 remains in excellent condition and we continue to strengthen our financial position through working capital and asset management initiatives, cost reduction efforts and steady and strong cash flows. The Company’s sound cash position provides us with significant financial flexibility and our priorities for cash in several key areas serve to maximize the total return to shareholders.”

Mr. Gallagher concluded, “2009 has proven to be a challenging year for GPC. However, we continue to have confidence in the long-term positive fundamentals for all four of our business segments. Our primary focus currently is to keep the balance sheet strong and to position each of our businesses to show improved sales and earnings results as the economy begins to improve.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. Eastern time to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing 877-316-2549, conference ID 85294980. A replay will also be available on the Company’s website or at 800-642-1687, conference ID 85294980, two hours after the completion of the conference call until 12:00 a.m. Eastern time on October 31, 2009.

Forward Looking Statements

Some statements in this release, as well as in other materials we file with the Securities and Exchange Commission (“SEC”) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to our future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors include, but are not limited to, the ability to maintain favorable supplier arrangements and relationships, changes in general economic conditions, the growth rate of the market for the Company’s products and services, competitive product, service and pricing pressures, including internet related initiatives, the effectiveness of the Company’s promotional, marketing and advertising programs, changes in financial markets, including particularly the capital and credit markets, changes in laws and regulations, including changes in accounting and taxation guidance, the uncertainties of litigation, as well as other risks and uncertainties discussed from time to time in the Company’s filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our Form 10-Q, 10-K, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and Canada through its Motion Industries subsidiary. S.P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2009	2008	2009	2008
	(Unaudited)
	(in thousands, except per share data)
Net sales	$2,606,757	$2,882,115	$7,586,298	$8,495,073
Cost of goods sold	1,841,511	2,033,110	5,343,996	5,974,372

	765,246	849,005	2,242,302	2,520,701
Selling, administrative & other expenses	594,540	638,163	1,760,878	1,902,467

Income before income taxes	170,706	210,842	481,424	618,234
Income taxes	63,067	79,825	181,016	230,601

Net income	$107,639	$131,017	$300,408	$387,633

Basic net income per common share	$.67	$.81	$1.88	$2.37
Diluted net income per common share	$.67	$.81	$1.88	$2.36
Weighted average common shares outstanding	159,541	161,603	159,500	163,324
Dilutive effect of stock options and
Non-vested restricted stock awards	335	673	268	689

Weighted average common shares outstanding –
assuming dilution	159,876	162,276	159,768	164,013

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2009	2008	2009	2008
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$1,381,578	$1,393,118	$3,960,743	$4,127,518
Industrial	711,471	907,015	2,149,200	2,686,297
Office Products	436,287	458,968	1,255,169	1,332,167
Electrical/Electronic Materials	89,364	126,827	256,106	363,712
Other (1)	(11,943)	(3,813)	(34,920)	(14,621)

Total net sales	$2,606,757	$2,882,115	$7,586,298	$8,495,073

Operating profit:
Automotive	$107,735	$111,730	$312,919	$317,888
Industrial	36,495	77,220	102,113	222,781
Office Products	26,692	33,426	99,081	114,721
Electrical/Electronic Materials	6,802	10,272	17,560	29,175

Total operating profit	177,724	232,648	531,673	684,565
Interest expense, net	(6,662)	(7,391)	(20,510)	(21,877)
Other, net	(356)	(14,415)	(29,739)	(44,454)

Income before income taxes	$170,706	$210,842	$481,424	$618,234

Capital expenditures	$12,405	$15,761	$49,360	$60,091

Depreciation and amortization	$22,562	$21,768	$67,494	$66,469

(1)	Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	Sept. 30,	Sept. 30,
	2009	2008
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$363,133	$124,428
Trade accounts receivable, net	1,250,575	1,350,568
Merchandise inventories, net	2,188,133	2,318,215
Prepaid expenses and other current assets	232,450	279,932

TOTAL CURRENT ASSETS	4,034,291	4,073,143
Goodwill and other intangible assets, less accumulated amortization	171,573	147,940
Other assets	285,730	185,420
Net property, plant and equipment	485,647	412,755

TOTAL ASSETS	$4,977,241	$4,819,258

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$1,124,276	$1,070,513
Current portion of debt	—	250,000
Income taxes payable	56,997	18,506
Dividends payable	63,819	63,003
Other current liabilities	199,419	223,634

TOTAL CURRENT LIABILITIES	1,444,511	1,625,656
Long-term debt	500,000	250,000
Other long-term liabilities	128,729	115,027
Retirement and other post-retirement benefit liabilities	289,659	91,031
Noncontrolling interests in subsidiaries	7,447	68,439
Common stock	159,552	160,557
Retained earnings and other	2,447,343	2,508,548

TOTAL EQUITY	2,614,342	2,737,544

TOTAL LIABILITIES AND EQUITY	$4,977,241	$4,819,258

NOTE: Certain prior period amounts have been reclassified to conform to current year presentation.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	Sept. 30,
	2009	2008
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES:
Net income	$300,408	$387,633
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67,494	66,469
Other	8,563	13,067
Changes in operating assets and liabilities	390,038	1,836

NET CASH PROVIDED BY OPERATING ACTIVITIES	766,503	469,005
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(49,360)	(60,091)
Acquisitions and other	(123,047)	(98,735)
Purchase of properties under construction and lease agreement	(72,811)	—

NET CASH USED IN INVESTING ACTIVITIES	(245,218)	(158,826)
FINANCING ACTIVITIES:
Stock options exercised	2,178	1,364
Excess tax benefits from share-based compensation	63	313
Dividends paid	(189,739)	(188,805)
Changes in cash overdraft position	(52,000)	—
Purchase of stock	(159)	(228,863)

NET CASH USED IN FINANCING ACTIVITIES	(239,657)	(415,991)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	13,728	(1,597)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	295,356	(107,409)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	67,777	231,837

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$363,133	$124,428